Exhibit 10.14.6

Date:                      September 17, 2012

To:                         Management Metric Based Bonus (MBB) Participants

From:                    Jim Lejeal

Regarding:           Q3 & Q4 FY13 MBB Structure and Goal

To align MBB participants with the sales team’s bookings objectives for the 2H period, the 2H MBB program will be awarded and conditioned as follows:

The 2H MBB will be paid according to the Company’s performance against the Total Product Bookings assigned to the sales team as quota for the 2nd half of the year.

For example, if the company performs at 110% of quota assignment for total product bookings — an MBB participant will earn 110% of their award for this period.

Rally will pay the MBB quarterly under the following conditions:

•                  A Q3 MBB payment will be paid to participants at 100% provided that the company exceeds 85% of new product bookings quota amount for Q3.

•                  The Q4 MBB payment will be paid to participants according to the company’s performance against the Total Product Bookings quota assignment amount for the second 6 months of the fiscal year.

•                  However, The Company must achieve 90% of the 2H new product bookings for the Q4 portion of the MBB to be paid.

•                  A total payment cap will apply and is set at 125%.

Target amounts, once set, will be communicated in the “Monday Team Meeting”.

True Up:

A “true-up” will take place on the Q4 payment.

•                  For example, if the Company performs to 115% of product bookings for 2H 2013 and 100% was paid for Q3 the additional 15% due on 2H will be paid with the Q4 payment.

Q3 Payment Recoverability:

Note that in the unlikely event the 90% of 2H FY13 bookings is not attained the Q3 bonus will be deemed earned based on achieving the 85% “new bookings” milestone for Q3.

Anticipated Payout Date:

It is anticipated Rally will

•                  pay the Q3 MBB between 30 Nov 12 and 15 Dec 12 and

•                  pay the Q4 MBB between 28 Feb 13 and 15 Mar 13